SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              PAWNBROKER.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

     (5)  Total fee paid:
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------

     (3)  Filing Party:
          ----------------------------------------------------------------------

     (4)  Date Filed:
          ----------------------------------------------------------------------

                              PAWNBROKER.COM, INC.
                              85 KEYSTONE, SUITE F
                               RENO, NEVADA 89503


                                October 13, 2000


Dear Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Pawnbroker.com, Inc. to be held on Tuesday, November 28, 2000 at 11:00 a.m. at the principal Nevada offices of Pawnbroker.com, 85 Keystone, Suite F, Reno, Nevada 89503.

     In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities of the Company and will provide an opportunity to discuss matters of interest to you as a stockholder.

     We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date and promptly return the enclosed proxy to ensure that your shares are represented.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Pawnbroker.com, Inc.

                                     Very truly yours,

                                     /s/ Joseph Schlader

                                     Joseph Schlader
                                     President and Chairman of the Board

                              PAWNBROKER.COM, INC.
                              85 KEYSTONE, SUITE F
                               RENO, NEVADA 89503

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 28, 2000
                             (11:00 a.m. local time)


To the Shareholders of Pawnbroker.com, Inc.

     Notice is hereby given that the Annual Meeting of shareholders ("Annual Meeting") of Pawnbroker.com, Inc. ("Pawnbroker.com" or the "Company") will be held at the principal Nevada offices of Pawnbroker.com, 85 Keystone, Suite F, Reno, Nevada 89503 on Tuesday, November 28, 2000 beginning at 11:00 a.m. local time, for the following purposes:

     (1)  to elect all  three  (3)  directors  to the  Board of  Directors  (the
          "Board");

     (2) to ratify the selection of Davidson & Company as independent auditors for the Company; and

     (3) to consider and act upon any other matters as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on October 6, 2000, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed envelope. Your proxy may be revoked at any time prior to the Annual Meeting. If you later desire to revoke your proxy, you may do so at any time before it is exercised. If you attend the Annual Meeting, you shall, of course, have the right to vote in person.


October 13, 2000                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Joseph Schlader

                                       Joseph Schlader
                                       President and Chairman of the Board



THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

                              PAWNBROKER.COM, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 28, 2000


GENERAL INFORMATION

     Your proxy, using the enclosed form, is solicited by the Board of Directors of Pawnbroker.com, Inc. ("Pawnbroker.com" or the "Company") for the Annual Meeting of Shareholders ("Annual Meeting") to be held at 11:00 a.m. (Pacific time) on Tuesday, November 28, 2000, at the principal Nevada offices of Pawnbroker.com, 85 Keystone, Suite F, Reno, Nevada 89503, and at any adjournment thereof. Management anticipates that the mailing to shareholders of this proxy statement and enclosed proxy will occur on or about October 13, 2000.


PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.


VOTING RIGHTS

     The Company's common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on October 6, 2000 ("Record Date") are entitled to receive notice of the Annual Meeting and to vote the shares they hold at the Annual Meeting or at any adjournment or postponement. As of the Record Date, there were 18,833,567 shares of common stock outstanding, each share being entitled to one vote on each matter to be voted upon. There is no cumulative voting.

     The presence at the meeting, either in person or by proxy, of the holders of at least 50.01% of the shares of common stock outstanding on the Record Date will constitute a quorum, permitting the transaction of business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting. The affirmative vote by holders of a majority of the shares present and entitled to vote will be required to approve a proposal to (i) the election of all three (3) directors to the Board of Directors, (ii) the ratification of the selection of Davidson & Company, Chartered Accountants, as independent auditors for the Company for fiscal year 2000 and (iii) to approve additional proposals which may be presented at the Annual Meeting.

     Whether or not you are able to attend the meeting in person, you are urged to complete, sign, date, and return the accompanying proxy in the enclosed envelope. Your proxy is solicited by the Company's Board of Directors and when properly completed, will be voted at the Annual Meeting in accordance with your instructions. Proxies which are executed but do not specify a vote for, against, or in abstention, will be voted FOR proposals contained in this Proxy Statement. With respect to any other matters that may come properly before the Annual Meeting, the proxies will be voted as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

     Your proxy may be revoked or changed at any time prior to the Annual Meeting. You may do this by advising the Secretary of the Company in writing of your desire to revoke your proxy, or by sending the Secretary another signed proxy with a later date before the beginning of the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person. Expenses in connection with the solicitation of proxies will be paid by Pawnbroker.com. Proxies are being solicited primarily by mail, although employees of Pawnbroker.com (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, telegraph, facsimile transmission or in person. The Company has not retained a proxy solicitor in connection with the Annual Meeting.

     A copy of the Company's Annual Report on Form 10-K is being furnished to each shareholder with this Proxy Statement.

                                 PROPOSAL NO. 1


ELECTION OF DIRECTORS

     The Amended and Restated Bylaws of the Company provide for the Company's board of directors to be divided into three classes. The term of office for the first class ("Class A") to expire at the annual meeting next ensuing, of the second class ("Class B") one year thereafter, and of the third class ("Class C") two years thereafter, and at each annual election held after our directors are classified and elected, directors shall be chosen for a full term of three (3) years, as the case maybe, to succeed those whose terms expire.

     As such, Class A directors will serve for an initial term of one (1) year and their successor will be elected at the next annual meeting for a term of three (3) years; Class B directors will serve for an initial term of two (2) years and their successor will be elected at the annual meeting follow the expiration of their term for a term of three (3) years; and Class C directors will serve for a full term of three (3) years and their successor will be elected at the expiration of their term for a term of three (3) years.

     Ray Velkers, Joseph Schlader, and William Galine, who constitute the current directors of the Company, have all been nominated by the Board for election at the Annual Meeting as follows:

     - Ray Velkers has been nominated to serve as a Class A director to serve for an initial term of one (1) year;

     - Joseph Schlader has been nominated to serve as a Class B director to serve for an initial term of two (2) years;

     - William Galine has been nominated to serve as a Class C director to serve for an initial term of three (3) years.

     The accompanying proxy will be voted for these nominees, except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board.

     Under the Amended and Restated Bylaws, one-third of the board of directors will be elected each year at the annual meeting. Vacancies and newly created directorships may be filled by a majority of the remaining directors or by a majority of the shareholders, constituting a quorum at an annual or special meeting of the shareholders, and such director shall hold office until their successor is elected and qualified at the next annual meeting or until their earlier resignation or removal. At the next annual meeting, shareholders shall elect the Class A directors.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES NAMED IN PROPOSAL 1.

BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Company has determined that the Board will be composed of three (3) directors. The term of office for the first class ("Class A") to expire at the annual meeting next ensuing, of the second class ("Class B") one year thereafter, and of the third class ("Class C") two years thereafter, and at each annual election held after our directors are classified and elected, directors shall be chosen for a full term of three (3) years, as the case maybe, to succeed those whose terms expire. Proxies may not be voted for a greater number of persons than the number of nominees named.

     During the fiscal year ended March 31, 2000, the Board consisted of the following individuals: Edward Myers III (appointed February 13, 1998, resigned April 4, 1999); Dal Grauer (appointed February 13, 1998, resigned April 4,
1999); J. Michael Page (appointed February 13, 1998, resigned April 4, 1999); Barbara Paul (appointed April 4, 1999, resigned April 27, 1999); Doug McLeod (appointed April 27, 1999, resigned September 30, 1999); Joseph Schlader (appointed June 23, 1999), William Galine (appointed June 23, 1999) and Neil McElwee (appointed February 15, 2000, resigned August 8, 2000). Ray Velkers was appointed as a director on September 25, 2000. Three (3) directors currently serve on the Board: Ray Velkers, Joseph Schlader, and William Galine. Of the three (3) directors currently serving on the Board, only two (2) directors, namely Joseph Schlader and William Galine, served on the Board during the fiscal year ended March 31, 2000.

Meetings of the Board

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The Board met two (2) times during the Company's fiscal year ended March 31, 2000, with action taken by unanimous written consent on 11 occasions. No incumbent member attended fewer than 100% of the total number of meetings (including consents) of the Board and of any Board committees of which he or she was a member during that fiscal year.

Compensation of Directors

     Directors of the Company do not receive cash compensation for their services as directors or members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending Board or Committee meetings.

     The Company's 1999 Stock Option Plan, as amended (the "Plan"), permits the grant of options for the purchase of shares of Common Stock to directors of the Company.

Committees of the Board

     The Company has an Audit Committee, which currently is its only standing board committee. The Audit Committee, which was composed of Joseph Schlader and William Galine, did not meet during the fiscal year ended March 31, 2000. The Audit Committee needs a minimum of two (2) directors in order to function.

The Board has not adopted a written charter for the Audit Committee, however, its responsibilities generally include recommending independent accountants to the Company to audit the Company's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the Company's interim and year-end operating results with the Company's executive officers and the Company's independent accountants, considering the adequacy of the internal accounting controls, considering the audit procedures of the Company and reviewing the non-audit services to be performed by the independent accountants.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Ownership Information

     The following table sets forth information concerning the beneficial ownership of our outstanding common stock as of June 30, 2000 and as adjusted to reflect the sale of the shares of common stock by the selling shareholders for:

     - each person or group that we know owns beneficially 5% or more of our common stock;
     -    each of our directors;
     -    each of our four most highly compensated executive officers;
     -    each selling shareholder; and
     -    all directors and executive officers as a group.

     The term "beneficial ownership" includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options or warrants currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or warrants, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 17,564,750 shares of common stock outstanding as of June 30, 2000, together with applicable options and warrants for that shareholder. Except as otherwise indicated, we believe the beneficial owners of the common stock listed below, based on information furnished by them, have sole voting and investment power over the number of shares listed opposite their names.

                                Name and Address of            Amount and Nature of
        Title of Class          Beneficial Owner               Beneficial Ownership        Percentage of Class(1)
        --------------          ----------------               --------------------        ----------------------
                                Dotcom Fund, S.A.
                                Box 571, Providenciales,
         Common Stock           Turks & Caicos Islands                1,600,000                      9.10%

                                Packard Financial Group
                                #11 Old Parham Rd, St.
         Common Stock           Charles Nevis, West Indies            1,950,000                     11.10%

                                William Galine
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503                    3,099,266(2)                  17.60%(2)

                                Cheryl Schlader(3)
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503                    3,265,534(3)                  18.50%(3)

                                Joseph Schlader
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503                    3,265,534(3)                  18.50%(3)

                                Neil McElwee (6)                       nil(6)
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503


                                Name and Address of            Amount and Nature of
        Title of Class          Beneficial Owner               Beneficial Ownership        Percentage of Class(1)
        --------------          ----------------               --------------------        ----------------------
                                Vahid Rafizadeh (7)                    nil(7)
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503

                                Greigory Park (8)                      nil(8)
                                85 Keystone, Suite A
         Common Stock           Reno, Nevada 89503

                                Officers and Directors as
         Common Stock           a Group                               6,364,800(2)(5)               36.10%(2)(5)


     (1) Based on an aggregate of 17,564,750 shares outstanding as of June 30, 2000.
     (2) Includes 41,666 shares acquirable upon the exercise of options within sixty days of June 30, 2000. Does not include 83,334 shares acquirable upon the exercise of options, which vest as to 3,472 shares on the 12th day of each calendar month for two consecutive years.
     (3) Joseph Schlader and Cheryl Schlader are husband and wife. As such, each would be deemed to be the beneficial owner the other's shares. Includes 1,674,534 shares of common stock owned by Joseph Schlader.
     (4) Joseph Schlader and Cheryl Schlader are husband and wife. As such, each would be deemed to be the beneficial owner the other's shares. Includes 1,591,200 shares of common stock owned by Cheryl Schlader.
     (5) Includes 83,334 shares acquirable upon the exercise of options within sixty days of June 30, 2000. Does not include 166,666 shares acquirable upon the exercise of options, which vest as to 6,944 shares on the 12th day of each calendar month for two consecutive years.
     (6) Mr. McElwee has options exercisable to acquire 782,590 shares of our common stock, which vest according to the following schedule: one third of the options granted shall vest on September 12, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 12th day of each calendar month for two consecutive years. Mr. McElwee was terminated as our Chief Executive Officer on August 8, 2000, and was deemed to resign as a director upon such termination.
     (7) Mr. Rafizadeh has options exercisable to acquire 391,295 shares of our common stock, which vest according to the following schedule: one third of the options granted shall vest on October 5, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 5th day of each calendar month for two consecutive years.
     (8) Mr. Park has options exercisable to acquire 300,000 shares of our common stock, which vest according to the following schedule: one third of the options granted shall vest on March 9, 2001. Thereafter, one thirty-sixth of the options granted shall vest on the 9th day of each calendar month for two consecutive years.

     On September 25, 2000, Ray Velkers was granted options exercisable to acquire 50,000 shares of our common stock at $1.53 per share, vesting one-third on September 25, 2001, and one-thirty-sixth each month thereafter. As of October 6, 2000, Mr. Velkers did not beneficially own any of our common stock.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

     Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under
Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended March 31, 2000, all of the Company's directors and officers and all of the persons known to the Company to own more than ten percent (10%) of the Company's Common Stock failed to file their required beneficial ownership reports with the SEC on a timely basis. All of the Company's officers and directors subsequently filed initial ownership reports on Form 3.

           Compensation Committee Interlocks and Insider Participation

     The Company currently has not established a compensation committee. During our fiscal year ended March 31, 2000, the Board of Directors was responsible for establishing compensation policy and administering the compensation programs of our executive officers.

     Joseph Schlader, who was appointed President of the Company in June 1999, and William Galine, who was appointed Vice-President of the Company in June 1999, all participated, during the last completed fiscal year, in the deliberations of the Board regarding executive officer compensation. Joseph Schlader and William Galine are both executive officers of the Company serve as members of the board of directors. There are no interlocking relationship exists between any member of the Board and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

     The amount of compensation paid by Pawnbroker.com to each of its directors and officers and the terms of those persons' employment is determined solely by the Board of Directors, except as otherwise noted below. We believe that the compensation paid to our directors and officers is fair to Pawnbroker.com.

     Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

     Except as otherwise disclosed herein, no director, senior officer, principal shareholder, or any associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of the last financial year of the Company that has materially affected the Company, or any proposed transaction that would materially affect the Company, except for an interest arising from the ownership of shares of the Company where the member will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of the Company.

     Joseph  Schlader,  a director  and our  President,  and William  Galine,  a director and our Vice President, are directors of Pacific Pawnbrokers. Mr. Galine is also an officer of Pacific Pawnbrokers. Pacific Pawnbrokers assisted us in testing our Pawnbroker.com software. Pacific Pawnbrokers is a participating pawnshop and posts merchandise for sale on our web site on the same terms as other participating pawnshops.

     We also acquired the domain names "pawnbroker.com" and "pawnbrokers.com" from Pacific Pawnbrokers for $125,000.

     We believe that our relationship with Pacific Pawnbrokers is no less favorable to us than an arrangement with other unrelated parties at arms' length.

     Mr. Schlader and William Galine were founders and promoters of Pawnbroker.com Inc., a Nevada corporation, ("Pawnbroker (Nevada)"). We acquired Pawnbroker (Nevada) by issuing 6,240,000 shares of our common stock to Mr. Schlader, Cheryl Schlader, and Mr. Galine. These shares were issued at a nominal value of $62, which is equal to the par value of the shares and the book value of the assets of Pawnbroker (Nevada) at the time of the acquisition. Cheryl Schlader is Mr. Schlader's wife. The terms of the acquisition were negotiated, at arm's length, by our management at the time of the acquisition with Mr. Schlader, Ms. Schlader, and Mr. Galine. We were represented by separate counsel.

     We obtained a one million dollar ($1,000,000) line of credit from BWI Avionics Ltd. that the Company has drawn down one million dollar ($1,000,000) as of October 13, 2000. The line of credit has interest payable at the rate of twelve percent (12%) per annum. The Note is due and payable May 1, 2001, with the option of extending the term upon the agreement of BWI Avionics Ltd., William Galine, and Joseph Schlader. Each of William Galine and Joseph Schlader and their entity Pacific Pawnbroker personally guaranteed $500,000 of the line of credit. The Company drew down the loan for the purpose of purchasing certain equipment.

     In July 2000, we obtained a second line of credit in the amount of $500,000 from BWI Avionics Ltd. that the Company has drawn down $500,000 as of October 13, 2000. The line of credit has interest payable at the rate of twelve percent (12%) per annum. The Note is due and payable July 15, 2001, with the option of extending the term upon the agreement of BWI Avionics Ltd., William Galine, and Joseph Schlader. Each of William Galine and Joseph Schlader and their entity Pacific Pawnbroker personally guaranteed the entire $500,000 of the line of credit. The Company drew down the loan for working capital purposes.

                             EXECUTIVE COMPENSATION

     The table below shows, for the last two completed fiscal years ended March 31, 2000 and 1999, compensation paid to Pawnbroker.com's Chief Executive Officer and the four most highly paid executive officers serving at June 30, 2000 whose total annual compensation exceeded or is expected to exceed $100,000. These officers are referred to as the "Named Executive Officers."

                                            Summary Compensation Table

                                        Annual Compensation                           Long Term Compensation
                              ------------------------------------------  ------------------------------------------------
                                                                                 Awards                    Payouts
                                                                          ------------------------ -----------------------

Name and Principal            Year(1)    Salary     Bonus      Other      Restricted    Securities   LTIP(2)     All Other
Position                                  (US$)      ($)       Annual        Stock      Underlying   Payouts     Compensa-
                                                            Compensation    Award(s)      Options/     ($)        tion ($)
                                                                 ($)          ($)        SARs(#)
----------------------------------------------------------------------------------------------------------------------------
Neil McElwee                  2000      $107,692      --     $  4,200      $   --         782,590      --           $ --
                              1999            --      --           --          --              --      --             --

Joseph Schlader               2000        74,423      --        2,853          --         250,000      --             --
                              1999            --      --           --          --              --      --             --

William Galine                2000        60,019      --        2,853          --         125,000      --             --
                              1999            --      --           --          --              --      --             --

Vahid Rafizadeh               2000        73,769      --        2,266          --         391,295      --             --
                              1999            --      --           --          --              --      --             --

Greigory Park                 2000        42,115      --           --          --         300,000      --             --


     (1)  Years ended March 31, 2000 and 1999.
     (2)  Long-term incentive plan. We have no LTIP.
     (3)  CEO from September 12, 1999 to August 8, 2000.
     (4)  President from June 14, 1999 to present.
     (5)  Senior Vice-President from June 14, 1999 to present.
     (6)  CTO from October 5, 2000 to present.
     (7)  CFO from March 9, 2000 to present.


                              Employment Contracts

     On September 12, 1999 we entered into an employment agreement with Neil McElwee, our Chief Executive Officer, for a term of three years beginning September 12, 1999 and ending September 12, 2002, provided that we may terminate Mr. McElwee's employment upon (i) three months written notice during the first year of his employment, (ii) six months notice during the second or third year of employment or (iii) at an time during his employment for cause, including conviction for criminal acts, committing acts gross negligence or breach of the employment agreement. Mr. McElwee agreed to serve full time as our Chief Executive Officer. We agreed to pay Mr. McElwee a salary of $200,000 per year increasing by 12% per year. We also agreed to grant Mr. McElwee options to acquire up to 782,590 shares of our common stock at $6.75 per share under our stock option plan vesting over 3 years, and bonus options exercisable to acquire up to 1% of our issued and outstanding shares of common stock following each year of his employment. On August 8, 2000, Mr. McElwee was terminated as our Chief Executive Officer.

     On June 14, 1999 we entered into an employment agreement with Joseph Schlader, our President, for a term of three years beginning June 14, 1999 and ending June 14, 2002, provided that we may terminate Mr. Schlader's employment upon (i) three months written notice during the first year of his employment,
(ii) six months notice during the second or third year of employment or (iii) at an time during his employment for cause, including conviction for criminal acts, committing acts gross negligence or breach of the employment agreement. Mr. Schlader agreed to serve full time as our President. We agreed to pay Mr. Schlader a salary of $90,000 per year increasing by 12% per year. We also agreed to grant Mr. Schlader options to acquire up to 250,000 shares of our common stock at $6.75 per share under our stock option plan vesting over 3 years.

     On June 14, 1999 we entered into an employment agreement with William Galine, our Vice President, for a term of three years beginning June 14, 1999 and ending June 14, 2002, provided that we may terminate Mr. Galine's employment upon (i) three months written notice during the first year of his employment,
(ii) six months notice during the second or third year of employment or (iii) at an time during his employment for cause, including conviction for criminal acts, committing acts gross negligence or breach of the employment agreement. Mr. Galine agreed to serve full time as our Vice President. We agreed to pay Mr. Galine a salary of $75,000 per year increasing by 12% per year. We also agreed to grant Mr. Galine options to acquire up to 250,000 shares of our common stock at $6.75 per share under our stock option plan vesting over 3 years.

     On October 5, 2000 we entered into an agreement with Vahid Rafizadeh, our Chief Technology Officer, for a term beginning October 5, 1999 and ending September 16, 2002, provided that we may terminate Mr. Rafizadeh's employment upon (i) three months written notice during the first year of his employment,
(ii) six months notice during the second or third year of employment or (iii) at an time during his employment for cause, including conviction for criminal acts, committing acts gross negligence or breach of the employment agreement. Mr. Rafizadeh agreed to serve full time as our Chief Technology Officer. We agreed to pay Mr. Rafizadeh a salary of $140,000 per year increasing by 12% per year. We also agreed to grant Mr. Rafizadeh options to acquire up to 391,295 shares of our common stock at $6.75 per share under our stock option plan vesting over 3 years. We subsequently increased Mr. Rafizadeh's salary by $20,000 in April 2000, and agreed to increase it an additional $25,000 upon completing a financing in excess of $8 million.

     We hired Mr. Park as our Chief Financial Officer on March 9, 2000. We are in the process of finalizing an employment agreement, which we anticipate will be finalized during in the fourth quarter of 2000.

                                  Option Grants

     The following table sets forth information regarding stock option grants to our Chief Executive Officer and four most highly compensated executive officers during the year ended March 31, 2000. The potential realizable value is calculated based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiry of the term of the option. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth. Potential realizable values are computed by:

     o multiplying the number of shares of common stock subject to a given option by the exercise price;

     o assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and

     o    subtracting from that result the aggregate option exercise price.


             Option Grants in Last Fiscal Year Ended March 31, 2000

Individual Grants                                                                     Potential Realized
                                                                                   Value at Assumed Annual
                                                                                     Rates of Stock Price
                                                                                   Appreciation for Option
                                                                                             Term
------------------------------------------------------------------------------------------------------------
          (a)                 (b)           (c)           (d)            (e)           (f)          (g)
         Name              Number of     % of Total     Exercise     Expiration      5% ($)       10% ($)
                          Securities      Options       or Base         Date
                          Underlying     Granted to      Price
                            Options      Employees     ($/Sh)(2))
                          Granted (#)    in Fiscal
                                          Year(1)
------------------------------------------------------------------------------------------------------------
Neil McElwee (3)            782,590          27%          6.75       9/13/2009      1,545,223     8,678,970

Joseph Schlader (4)         250,000           9%          6.75       6/13/2009        492,500     2,772,500

William Galine (5)          125,000           4%          6.75       6/13/2009        246,250     1,386,250

Vahid Rafizadeh (6)         391,295          14%          6.75       10/4/2009        474,630     3,559,460

Greigory Park (7)           300,000          10%          7.13        3/8/2010        363,000     4,114,000

     (1) During our fiscal year ended March 31, 2000, we issued options to purchase 2,894,665 shares to employees.
     (2) The exercise price per shares was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors.
     (3) Represents options vesting according to the following schedule: one third of the options granted shall vest on September 12, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 12th day of each calendar month for two consecutive years. Mr. McElwee was terminated as our Chief Executive Officer on August 8, 2000.
     (4) Represents options vesting according to the following schedule: one third of the options granted shall vest on June 14, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 14th day of each calendar month for two consecutive years
     (5) Represents options vesting according to the following schedule: one third of the options granted shall vest on June 14, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 14th day of each calendar month for two consecutive years
     (6) Representing option vesting according to the following schedule: one third of the options granted shall vest on October 5, 2000. Thereafter, one thirty-sixth of the options granted shall vest on the 5th day of each calendar month for two consecutive years
     (7) Representing option vesting according to the following schedule: one third of the options granted shall vest on March 9, 2001. Thereafter, one thirty-sixth of the options granted shall vest on the 9th day of each calendar month for two consecutive years

                                Option Exercises

     During the fiscal year ended March 31, 2000, none of the Named Executive Officers exercised options to purchase shares of our common stock.

Compensation of Advisory Council Members

     Advisory Council Members do not currently receive cash compensation from Pawnbroker.com for their services as members of the Board of Directors, although they may be reimbursed for certain expenses in connection with attendance at council member meetings and for their efforts as council members. From time to time, certain of our council members have received grants of options to purchase shares of our common stock pursuant to the 1999 Stock Option Plan. As of March 31, 2000, we granted options exercisable to acquire a total of 82,000 shares of our common stock to members of our Advisory Council.


                                Stock Option Plan

     On October 28, 1999, our Board of Directors and a majority of our stockholders approved the 1999 Stock Option Plan. The Plan was amended on May 3, 2000, at a special meeting of our shareholders. The Plan provides for the grant of incentive stock options and non-qualified options to purchase up to 8,000,000 shares of common stock to officers, directors, employees, and other qualified persons selected by the Plan Administrator (which currently is the Board of Directors). The Plan is intended to help attract and retain key employees and any other persons that may be selected by the Plan Administrator and to give them an equity incentive to achieve our objectives.

     Incentive stock options may be granted to any individual who, at the time of grant, is an employee of Pawnbroker.com or any subsidiary. Non-qualified stock options may be granted to employees and other persons selected by the Plan Administrator. The Plan Administrator uses its discretion to fix the exercise price for options, subject to certain minimum exercise prices in the case of incentive stock options. Options will not be exercisable until they vest according to a vesting schedule specified by the Plan Administrator at the time of grant of the option.

     Options are non-transferable except by will or the laws of descent and distribution. With certain exceptions, vested but unexercised options terminate on the earlier of:

     o the expiry of the option term specified by the Plan Administrator at the date of grant (generally 10 years; or, with respect to incentive stock options granted to greater-than 10% shareholders, a maximum of five years);

     o the date an optionee's employment or contractual relationship with Pawnbroker.com or any subsidiary is terminated for cause;

     o the expiry of three months from the date an optionee's employment or contractual relationship with Pawnbroker.com or any subsidiary is terminated for any reason, other than cause, death or disability; or

     o the expiry of one year from the date of death of an optionee or cessation of an optionee's employment or contractual relationship by death or disability.

     Unless accelerated in accordance with the Plan, unvested options terminate immediately on termination of employment of the optionee by Pawnbroker.com for any reason whatsoever, including death or disability.

     Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during 2000 will exceed the $1 million limitation.


Performance Graph

     Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the Nasdaq Composite Index and the Russell 2000 SmallCap Index for the period beginning on March 31, 1999, and ended on September 30, 2000.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
               AMONG PAWNBROKER.COM, INC., THE RUSSELL 2000 INDEX
                         AND THE NASDAQ COMPOSITE INDEX


                                          Cumulative Total Return
                              --------------------------------------------------
                              3/99     6/99      9/99    12/99     3/00     6/00
                              ----     ----      ----    -----     ----     ----

Pawnbroker.com                100       400      200      350       800     250
Russell 2000                  100       125      140      140       150     150
Nasdaq Composite              100       104      105      115       120     120

*  $100 INVESTED ON MARCH 31, 1999 IN STOCK OR INDEX-
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

     The total return on the Common Stock and each index assumes the value of each investment was $100 on March 31, 1999, and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. Return information is historical and not necessarily indicative of future performance.


                                   PROPOSAL 2
           THE SELECTION OF DAVIDSON & COMPANY AS INDEPENDENT AUDITORS

     The Board requests that the shareholders ratify its selection of Davidson & Company, as independent auditors for the Company for the current fiscal year. If the shareholders do not ratify the selection of Davidson & Company, another firm of certified public accountants will be selected as independent auditors by the Board.

     Representatives of Davidson & Company are not anticipated to be present at the Annual Meeting. Written questions may be directed to Davidson & Company at Suite 1270, Stock Exchange Tower, 609 Grandville Street, Pacific Centre, Vancouver, British Columbia V7Y 1G6, telephone number: 604-687-0947.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ratification of the selection OF DAVIDSON & COMPANY as independent auditors for the company for fiscal year 2000.


            SHAREHOLDER PROPOSALS FOR ANNUAL MEETING PROXY STATEMENT

     To be considered for inclusion in the proxy materials relating to the next Annual Meeting of shareholders, shareholder proposals must be at the Company's principal executive offices, 85 Keystone, Suite F, Reno, Nevada 89503, no later than March 31, 2001.


                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Joseph Schlader
                                      Joseph Schlader
                                      President and Chairman of the Board

October 13, 2000

PROXY

                  For the Annual Meeting of the Stockholders of
                              PAWNBROKER.COM, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS.

     The undersigned hereby appoints William Galine and Joseph Schlader, and each of them, with full power of substitution, as proxies to vote the shares, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, November 28, 2000 and at any adjournment thereof.


  1.   Election of directors:

       FOR Ray Velkers as Class A Director                           [  ]
       WITHHOLD AUTHORITY to vote for Ray Velkers                    [  ]

       FOR Joseph Schlader as Class B Director                       [  ]
       WITHHOLD AUTHORITY to vote for Joseph Schlader                [  ]

       FOR William Galine as Class C Director                        [  ]
       WITHHOLD AUTHORITY to vote for William Galine                 [  ]

       FOR the nominee listed below                                  [  ]
       ------------------------

       FOR the nominee listed below                                  [  ]
       ------------------------

                                                       FOR   AGAINST   ABSTAIN
  2.   To ratify the selection of Davidson & Company   [  ]    [  ]     [  ]
       as independent auditors for the Company
       for fiscal Year 2000.

  3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

I PLAN TO ATTEND THE MEETING.   [  ]

This proxy, when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2.

IMPORTANT -- PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

     Number of Shares Held:  ------------

Signature(s)                                                Dated
            --------------------------------------------           -------------

Signature(s)                                                            Dated
            --------------------------------------------           -------------
Printed name(s)
            --------------------------------------------

     Please  sign  exactly as the name(s)  appears on the stock  certificate(s).
     Joint  owners   should  each  sign.   Trustees  and  others   acting  in  a
     representative capacity should indicate the capacity in which they sign.